UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)
27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)
(248) 946-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITC Midwest LLC Revolving Credit Agreements
On February 11, 2011, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Revolving Credit Agreement (the “ITC Midwest Revolving Credit Agreement”) with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner. The ITC Midwest Revolving Credit Agreement establishes an unguaranteed, unsecured $75,000,000 revolving credit facility under which ITC Midwest may borrow. Funds borrowed may be used for general corporate purposes (including non-hostile take-over bid acquisitions) of ITC Midwest. The ITC Midwest Revolving Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Midwest to maintain a minimum debt to capitalization ratio of 65%. The ITC Midwest Revolving Credit Agreement contains certain customary events of default for unsecured unguaranteed revolving credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Midwest Revolving Credit Agreement is February 11, 2013.
All of ITC Midwest’s LIBOR loans made under the ITC Midwest Revolving Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 1.375% or at a base rate, which is defined as the higher of the prime rate at the administrative agent’s principal office in New York, New York, 0.50% above the federal funds rate or 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.375%, in each case subject to adjustments based on rating.
The foregoing description of the ITC Midwest Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Midwest Revolving Credit Agreement. A copy of the ITC Midwest Revolving Credit Agreement is attached hereto as Exhibit 10.89 and incorporated herein by reference as though fully set forth herein.
In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Midwest and its affiliates for which they have in the past received, and may in the future receive, customary fees.
ITC Great Plains, LLC Revolving Credit Agreement
On February 16, 2011, ITC Great Plains, LLC (“ITC Great Plains”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Revolving Credit Agreement (the “ITC Great Plains Revolving Credit Agreement”) with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint bookrunners and Morgan Stanley Senior Funding, Inc. as syndication agent. The ITC Great Plains Revolving Credit Agreement establishes an unguaranteed, unsecured $150,000,000 revolving credit facility under which ITC Great Plains may borrow and issue letters of credit. Funds borrowed may be used for general corporate purposes (including construction of transmission projects and non-hostile take-over bid acquisitions) of ITC Great Plains. The ITC Great Plains Revolving Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Great Plains to maintain a minimum debt to capitalization ratio of 65%. The ITC Great Plains Revolving Credit Agreement contains certain customary events of default for unsecured unguaranteed revolving credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Great Plains Revolving Credit Agreement is February 16, 2015.

All of ITC Great Plains’ LIBOR loans made under the ITC Great Plains Revolving Credit Agreement will bear interest at a rate equal to LIBOR times the statutory reserve rate plus an applicable margin of 1.75% or at a base rate, which is defined as the higher of the prime rate at the administrative agent’s principal office in New York, New York, 0.75% above the federal funds rate or 1% above LIBOR for a one month interest period on such day times the statutory reserve rate, plus an applicable margin of 0.50%, in each case subject to adjustments based on rating.
The foregoing description of the ITC Great Plains Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Great Plains Revolving Credit Agreement. A copy of the ITC Great Plains Revolving Credit Agreement is attached hereto as Exhibit 10.90 and incorporated herein by reference as though fully set forth herein.
In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Great Plains and its affiliates for which they have in the past received, and may in the future receive, customary fees.
Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.89	ITC Midwest Revolving Credit Agreement dated as of February 11, 2011

10.90	ITC Great Plains Revolving Credit Agreement dated as of February 16, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 17, 2011

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its: Senior Vice President and General Counsel